As filed with the Securities and Exchange Commission on October 29, 2020

Registration No. 333‑______

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

________________

FORM S‑8

REGISTRATION STATEMENT

UNDER THE SECURITIES ACT OF 1933

_________________

ADTRAN, INC.

(Exact name of registrant as specified in its charter)

Delaware	63-0918200
(State or other jurisdiction of incorporation or organization)	(IRS Employer Identification No.)

901 Explorer Boulevard

Huntsville, Alabama 35806-2807

(Address of Principal Executive Offices, including Zip Code)

__________________________

ADTRAN, Inc. 2020 DIRECTORS Stock Plan

(Full title of the plan)

__________________________

Michael Foliano
Senior Vice President of Finance and Chief Financial Officer
ADTRAN, Inc.
901 Explorer Boulevard
Huntsville, Alabama 35806-2807
(256) 963-8000

(Name, address, and telephone number, including area code, of agent for service)

With a Copy to:
Timothy W. Gregg
Maynard, Cooper & Gale, P.C.
1901 Sixth Avenue North, Suite 1700
Birmingham, Alabama 35203
(205) 254-1000

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company.  See the definitions of “large accelerated filer,”  “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer  [x]Accelerated filer  [  ]

Non-accelerated filer  [  ]Smaller reporting company  [  ]

Emerging growth company   [  ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.   [  ]

__________________________

CALCULATION OF REGISTRATION FEE

Title of securities to be registered	Amount to be registered (1)(2)	Proposed maximum offering price per share (3)	Proposed maximum aggregate offering price (3)	Amount of registration fee (3)
Common Stock, par value $0.01 per share, of ADTRAN, Inc.	373,000 shares	$11.12 per share	$4,147,760	$453

(1)

This registration statement (this “Registration Statement”) registers the issuance of 373,000 shares of the common stock, par value $0.01 per share (the “Common Stock”), of ADTRAN, Inc. (the “Registrant”), which are issuable pursuant to the ADTRAN, Inc. 2020 Directors Stock Plan (the “Plan”).

(2)

Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement on Form S-8 also covers such indeterminate number of additional shares of Common Stock as may be issued in connection with stock splits, stock dividends, recapitalizations or other similar transactions or pursuant to the anti-dilution provisions of the Plan.

(3)

Estimated pursuant to paragraphs (c) and (h) of Rule 457 under the Securities Act solely for the purpose of calculating the registration fee on the basis of the average of the high and low sales prices of the Registrant’s Common Stock reported on the NASDAQ Global Select Market as of a date (October 28, 2020) within five business days prior to the filing of this Registration Statement on Form S-8.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Item 1.  Plan Information.*

Item 2.  Registrant Information and Employee Plan Annual Information.*

*The information specified in Items 1 and 2 of Part I of Form S-8 is omitted from this filing in accordance with the provisions of Rule 428 under the Securities Act of 1933, as amended (the “Securities Act”), and the introductory note to Part I of Form S-8.  The document(s) containing the information specified in Part I of Form S-8 will be sent or given to participants in the ADTRAN, Inc. 2020 Directors Stock Plan (the “Plan”) in accordance with Rule 428 under the Securities Act.  Such documents are not required to be, and are not, filed with the Securities and Exchange Commission (the “Commission”), either as part of this Form S-8 Registration Statement (this “Registration Statement”) or as prospectuses or prospectus supplements pursuant to Rule 424 under the Securities Act.  These documents, and the documents incorporated by reference into this Registration Statement pursuant to Item 3 of Part II hereof, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.

Upon written or oral request, any of the documents incorporated by reference in Item 3 of Part II of this Registration Statement, which are also incorporated by reference in the Section 10(a) prospectus, other documents required to be delivered to eligible participants pursuant to Rule 428(b) under the Securities Act, or additional information about the Plan, will be available without charge by contacting ADTRAN, Inc., 901 Explorer Boulevard, Huntsville, Alabama 35806-2807; telephone (256) 963-8000, Attention: Corporate Secretary.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference.

The following documents, which have previously been filed by the Registrant with the Commission, are incorporated by reference and made a part hereof:

▪	The Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2019;

▪	The Registrant’s Quarterly Reports on Form 10-Q filed with the Commission on May 8, 2020 and August 7, 2020;

▪	The Registrant’s Current Reports on Form 8-K filed with the Commission on May 11, 2020, May 15, 2020, and July 23, 2020; and

▪

The description of the Registrant’s common stock contained in Exhibit 4.1 to the Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2019 filed with the Commission on February 25, 2020, including any amendment or report filed for the purpose of updating such description.

The Registrant is not incorporating by reference any Current Reports on Form 8-K through which it furnished, rather than filed, information with the Commission.

Additionally, all reports and other documents filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), on or after the effective date of this Registration Statement, and prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the date of filing of such reports and other documents.

Any statement contained herein or in any document to be incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement.  Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4.  Description of Securities.

Not applicable.

Item 5.  Interests of Named Experts and Counsel.

Certain attorneys of Maynard, Cooper & Gale, P.C. beneficially own less than one percent (1%) of the Registrant’s Common Stock.

Item 6.  Indemnification of Directors and Officers.

Subsection (a) of Section 145 of the General Corporation Law of the State of Delaware (the “DGCL”) empowers a corporation to indemnify any person who by reason of the fact that he or she is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation), against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement, actually and reasonably incurred by him or her in connection with such action, suit or proceeding if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful.

Subsection (b) of Section 145 empowers a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he or she acted in any of the capacities set forth in subsection (a) of Section 145, against expenses (including attorneys’ fees) actually and reasonably incurred by him or her in connection with the defense or settlement of such action or suit if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification may be made in respect of any claim, issue or matter as to which such person has been adjudged to be liable to the corporation unless and only to the extent that the Delaware Court of Chancery or the court in which such action or suit was brought determines upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court deems proper.

Section 145 further provides that to the extent that a director or officer of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in subsections (a) and (b) of Section 145, or in the defense of any claim, issue or matter therein, he or she is entitled to indemnification against expenses (including attorneys’ fees) actually and reasonably incurred by him or her in connection therewith. Section 145 also states that any indemnification and advancement of expenses provided by, or granted pursuant to, Section 145 are not exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled, and the section empowers the corporation to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against any liability asserted against him or her and incurred by him or her in any such capacity, or arising out of his or her status as such, whether or not the corporation would have the power to indemnify him or her against such liability under Section 145.

As permitted by the DGCL, the Registrant’s Certificate of Incorporation provides for the elimination of personal monetary liabilities of directors of the Registrant for breaches of their fiduciary duties as directors, except that, as provided by Section 102(b)(7) of the DGCL, such personal monetary liability of a director may not be eliminated with regard to any breach of the duty of loyalty, failing to act in good faith, intentional misconduct or knowing violation of law, payment of an unlawful dividend, approval of an illegal stock repurchase, or obtainment of an improper personal benefit. Such a provision has no effect on the availability of equitable remedies, such as an injunction or rescission, for breach of fiduciary duty.

As permitted by the DGCL, the Registrant’s Certificate of Incorporation provides that the Registrant is required to indemnify directors and officers of the Registrant to the extent permitted by the DGCL.

As permitted by the DGCL, the Registrant’s Bylaws provide that the Registrant is required to indemnify, and advance expenses to, directors, officers, employees and agents of the Registrant to the extent permitted by law or the Registrant’s Certificate of Incorporation or Bylaws.

The Registrant maintains directors’ and officers’ liability insurance covering the directors and officers of the Registrant against claims arising out of the performance of their duties as such.

Item 7.  Exemption from Registration Claimed.

Not applicable.

Item 8.  Exhibits.

The following exhibits are filed with or incorporated by reference into this Registration Statement.

Exhibit

No.Exhibit Description

4.1	Certificate of Incorporation, as amended (filed as Exhibit 3.1 to the Registrant’s Registration Statement on Form S-1 (Registration No. 33-81062) and incorporated herein by reference) (P)

4.2	Bylaws, as amended (filed as Exhibit 3.1 to the Registrant’s Current Report on Form 8-K filed July 23, 2020 and incorporated herein by reference)

4.3	ADTRAN, Inc. 2020 Directors Stock Plan (filed as Exhibit 10.2 to the Registrant’s Quarterly Report on Form 10-Q filed August 7, 2020 and incorporated herein by reference)

5.1*	Opinion of Maynard, Cooper & Gale, P.C., counsel to the Registrant

23.1*	Consent of PricewaterhouseCoopers LLP, independent registered public accounting firm

23.2*	Consent of Maynard, Cooper & Gale, P.C. (contained in Exhibit 5.1 to this Registration Statement)

24.1*	Powers of Attorney (included on the signature pages to this Registration Statement)

_________________ * Filed herewith. (P) Indicates a paper filing with the SEC.

Item 9.  Undertakings.

(a)The undersigned registrant hereby undertakes:

(1)To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)

To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement.  Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii)

To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

(2)That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b)The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Huntsville, State of Alabama, on October 29, 2020.

ADTRAN, INC.

By:  /s/ Thomas R. Stanton

     Name:   Thomas R. Stanton

     Title:     Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Thomas R. Stanton and Michael Foliano, and each of them severally, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement and any and all additional registration statements pursuant to Rule 462(b) of the Securities Act, and to file the same, with exhibits thereto, and other documents in connection therewith, with the Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them or their substitute or his, her or their substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Form S-8 Registration Statement has been signed below by the following persons in the capacities indicated on the 29th day of October, 2020.

Signature	Title
/s/ Thomas R. Stanton Thomas R. Stanton	Chairman of the Board, Chief Executive Officer and Director (Principal Executive Officer)
/s/ Michael Foliano Michael Foliano	Senior Vice President of Finance and Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)
/s/ H. Fenwick Huss H. Fenwick Huss	Director
/s/ Gregory McCray Gregory McCray	Director
/s/ Balan Nair Balan Nair	Director

/s/ Jacqueline H. Rice Jacqueline H. Rice	Director
/s/ Kathryn A. Walker Kathryn A. Walker	Director